EXHIBIT 3.49

CERTIFICATE OF INCORPORATION

OF

CONAS TRADING CORPORATION

* * * * *

1. The name of the Corporation is CONAS TRADING CORPORATION

2. The address is its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to purchase and sell coal and other natural resources and products derived therefrom, to participate in the ownership of other business entities, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) and the par value of each of such shares is One Hundred Dollars ($100), amounting in the aggregate to One Hundred Thousand Dollars ($100,000).

5. The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Marvin E. Milbauer	200 Park Avenue New York, N.Y. 10166

6. The Corporation is to have perpetual existence.

7. The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

8. Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware of such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

9. Following adoption by the incorporator of the Corporation’s original by-laws, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Corporation’s by-laws.

10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of September, 1985.

/s/ Marvin E. Milbauer
Marvin E. Milbauer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONAS TRADING CORPORATION

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

CONAS TRADING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify and set forth as follows:

FIRST: The amendment to the Company’s Certificate of Incorporation set forth below was unanimously approved by written consent of the Company’s Board of Directors, approved by written consent of the sole stockholder of the Company and duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: Article 1 of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

The name of the Corporation is MARINE COAL SALES COMPANY.

IN WITNESS WHEREOF, Conas Trading Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 5th day of January, 1994.

CONAS TRADING CORPORATION

By:	/s/ Bruce Sparks
Bruce Sparks Vice President

ATTEST:	/s/ [Illegible]
Secretary

CERTIFICATE OF MERGER

OF

LEFLORE ENERGY CORPORATION

INTO

MARINE COAL SALES COMPANY

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
LEFLORE ENERGY CORPORATION	Delaware
MARINE COAL SALES COMPANY	Delaware

SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation is accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: Upon completion of the merger, MARINE COAL SALES COMPANY shall be the surviving corporation.

FOURTH: That the certificate of incorporation of MARINE COAL SALES COMPANY shall continue as the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 645 West Carmel Drive, Suite 190, Carmel, Indiana 46032.

SIXTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Marine Coal Sales Company has caused this Certificate of Merger to be executed by its President as of this 26th day of May, 1995.

MARINE COAL SALES COMPANY

By:	/s/ Larry F. Kaelin
Name: Larry F. Kaelin Title: President

CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

MARINE COAL SALES COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) MARINE COAL SALES COMPANY.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is September 25, 1985.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2005 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2005.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on March 28, 2005

/s/ Raymond J. McElhaney, President
Raymond J. McElhaney, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

MARINE COAL SALES COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is MARINE COAL SALES COMPANY.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2006.

/s/ Roger L. Nicholson
Name: Roger Nicholson Title: Secretary